                                                                    Exhibit 10.1

                             SHAREHOLDERS AGREEMENT


         THIS SHAREHOLDERS AGREEMENT (herein the "AGREEMENT") is made and entered into this 2nd day of May, 2000, by and among the following parties (referred to herein collectively as the "PARTIES" or individually as a "PARTY"):

         (i) Environmental Opportunities Fund, L.P., Environmental Opportunities Fund II, L.P., Environmental Opportunities Fund II (Institutional), L.P. and Environmental Opportunities Fund (Cayman), L.P., as holders of all of the issued and outstanding shares of the Series B Convertible Preferred Stock of the Corporation (collectively, the "SERIES B PREFERRED SHAREHOLDERS");

         (ii) Hanseatic Americas, LDC, as the holder of all of the issued and outstanding shares of Series C Convertible Preferred Stock of the Corporation (the "SERIES C PREFERRED SHAREHOLDER");

         (iii) Hanseatic Americas, LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., as the holders of the all of the issued and outstanding shares of Series D Convertible Preferred Stock of the Corporation (collectively, the "SERIES D PREFERRED SHAREHOLDERS," and together with the Series B Preferred Shareholders and the Series C Preferred Shareholders, the "PREFERRED SHAREHOLDERS" and individually as a "PREFERRED SHAREHOLDER");

         (iv) Pierre Mansur, an individual residing at 7501 SW 114th Street, Pinecrest, Florida 33156 ("Mansur" and together with the Preferred Shareholders, the "SHAREHOLDERS"); and

         (v) Mansur Industries Inc., a Florida corporation (the "CORPORATION").

                              W I T N E S S E T H:

         WHEREAS, the Preferred Shareholders are presently the holders of record of all of the issued and outstanding shares of the Series B, Series C and Series D Convertible Preferred Stock of the Corporation; and

         WHEREAS, in connection with the Corporation's sale and delivery of the Series D Preferred Stock, the Corporation and Mansur have agreed to enter into this Agreement; and

         WHEREAS, the Shareholders desire to make certain provisions as to the governance of the Corporation;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Shareholders and the Corporation have agreed, and they do agree, as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Section 1.1. DEFINED TERMS. For purposes of this Agreement, the terms hereinafter set forth shall have the following definitions unless otherwise specifically stated.

         "AFFILIATE" shall mean any person or entity controlling, controlled by or under common control with the subject referenced.

         "ARTICLES" shall mean the Corporation's Amended and Restated Articles of Association, as from time to time amended, including all Certificates of Designation of Preferred Stock, respectively.

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

         "INDEBTEDNESS" of any Person means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon a Person's balance sheet as liabilities and shall include, in any event and without limitation, (i) indebtedness for borrowed money, (ii) indebtedness incurred or assumed in connection with the acquisition of assets, (iii) liabilities secured by any Lien on property owned or acquired by such Person, whether or not the liability secured thereby shall have been assumed by such Person, (iv) capitalized lease obligations and (v) all guarantees by such Person of Indebtedness of another Person.

         "PERSON" (whether or not such term is capitalized) means any individual, partnership, corporation, joint venture, trust, business trust, governmental entity, union, association, instrumentality, commission or other entity.

         "SHAREHOLDER'S STOCK" shall mean Stock referred to as being owned by a Shareholder at any point in time.

         "STOCK" shall mean the shares of the Corporation's capital stock, of whatever class, that may be issued and outstanding from time to time.

         "SUBSIDIARIES" means the Persons in which the Corporation shall at any time, directly or indirectly, beneficially own an equity interest equal to or more than 50%, or which the Corporation shall, at any time, directly or indirectly control.

                                   ARTICLE 2.
                          GOVERNANCE OF THE CORPORATION

         Section 2.1. OFFICERS AND DIRECTORS OF THE CORPORATION.

         (a) The Corporation and the Shareholders agree that the Board of Directors of the Corporation shall consist of five (5) natural persons. It is agreed that immediately following the execution of this Agreement and thereafter during the Term (as hereinafter defined) of this Agreement, the Shareholders shall vote, and shall cause their respective Affiliates to vote, their shares of Stock, and those shares beneficially owned by them, respectively (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), and the Corporation shall take all such other action, to elect or appoint two (2) directors nominated by written instruction delivered by Series D Preferred Shareholders holding two-thirds or more of the outstanding shares of Series D Preferred Stock of the Corporation (the "REQUIRED PREFERRED SHAREHOLDERS") as members of the Corporation's Board of Directors (the "PREFERRED SHAREHOLDER DIRECTORS"), and to elect or appoint as successors thereto, respectively, solely those replacements nominated as aforesaid.

         (b) Without limiting any other provision contained in paragraph (a) immediately preceding, in the event that the Preferred Shareholder Directors have not been elected or appointed prior to June 30, 2000, the Required Preferred Shareholders shall have the right, exercisable by written notice to the Corporation, forthwith to require the Corporation to expand its Board of Directors to consist of nine natural persons, four of whom shall be nominated by the Required Preferred Shareholders (who shall be the Preferred Shareholder Directors hereunder) and who shall serve until compliance in full with paragraph
(a) immediately preceding.

         (c) The Board of Directors, may appoint such committees as they deem appropriate, with the authority to act on all matters delegated to such committee in accordance with the Bylaws or the Florida Business Corporation Act. The Shareholders and the Corporation agree that immediately following the execution of this Agreement and thereafter during the Term, such committees shall be created and shall include (i) an executive committee, (ii) an audit and finance committee and (iii) a compensation committee. The duties and functions of such committees shall be set forth in the Bylaws or in the action of the Board of Directors creating such committees; provided that the mandate of each such committee shall be subject to approval by each of the Preferred Shareholder Directors. Each of the Preferred Shareholder Directors shall have the right to serve on each of the committees; PROVIDED, HOWEVER, that a majority of the directors serving on such committees shall be independent directors.

         Section 2.2. CHANGE IN CONTROL EVENT. Notwithstanding anything in
Section 2.1 to the contrary, in the event the Corporation fails to achieve certain target results of operations during the third quarter of 2000 (a "Change in Control Event"), which targets are set forth on SCHEDULE 2.2 hereto, the Required Preferred Shareholders may notify Mansur of their intent to effect a change in control of the Corporation. If the Required Preferred Shareholders notify Mansur of their intention to effect a change in control, the Corporation and its Board of Directors and the Shareholders will obtain the immediate resignation of a standing independent director from the Board of Directors, failing which the Board of Directors shall forthwith be expanded by two. The vacancy or vacancies in the Board of Directors resulting from the resignation of such standing independent director (other than the Preferred Shareholder Directors) or such expansion shall be filled by a nominee of the Required Preferred Shareholders. During the Term of this Agreement, the Shareholders agree to vote, and shall cause their respective Affiliates to vote, their shares of Stock, and those shares beneficially owned by them, respectively, to elect and reelect the director nominees of the Required Preferred Shareholders and any replacements therefor.

         Section 2.3. ACTIONS OF BOARD OF DIRECTORS AND SHAREHOLDERS.

         (a) Except as otherwise expressly provided herein, by law or in the Articles or Bylaws as in effect on the date hereof, all actions of the Board of Directors or shareholders of the Corporation shall be taken upon or pursuant to a majority vote of the Board of Directors or of the votes held by beneficial owners of shares of Stock entitled to vote, respectively, who are present in person or by proxy at the corresponding meeting (provided a quorum exists).

         (b) During the Term, the Corporation, the Board of Directors (including any committee or subcommittee thereof) and the Shareholders shall not take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions, specified below unless such action has been first approved by all of the Preferred Shareholder Directors:

                  (i) the entering into or approval by the Corporation of any joint venture, partnership or merger plan or similar transaction;

                  (ii) the making by the Corporation, within any twelve month period beginning on the date hereof, of any material acquisitions or sales of any material assets (other than sales of inventory or superseded or obsolete equipment in the ordinary course of business) or significant businesses;

                  (iii) the issuance of capital stock or convertible securities of the Corporation, in a single transaction or in a series of related transactions within any twelve month period (other than issuances of capital stock pursuant to (a) the exercise of options granted or to be granted under the corporation's 1996 Executive Incentive Compensation Plan, (b) the conversion of the Corporation's outstanding 8.25% Convertible Subordinated Notes due 2003 (the "NOTES") pursuant to the terms of the Notes as they exist as of the date hereof, and (c) upon the exercise of warrants and other convertible securities outstanding as of the date hereof or issuable pursuant to the Articles as in effect on the date hereof);

                  (v) the incurrence, in a single transaction or in a series of related transactions within any twelve month period beginning on the date hereof, of any Indebtedness by the Corporation in an amount exceeding $250,000 in the aggregate (other than Indebtedness which constitutes financing for commitments of the Corporation or any Subsidiary thereof existing as of the date hereof, the refinancing or successive refinancing of Indebtedness of the Corporation or any Subsidiary (other than the Notes) existing as of the date hereof, and Indebtedness which constitutes vendor financing or otherwise incurred by the Corporation in the ordinary course of business);

                  (vi) the employment of a chief executive officer, chief operating officer or chief financial officer of the Corporation or of senior management personnel having substantially similar responsibilities; and

         (c) The Preferred Shareholders agree that the exercise of rights granted to it under Section 2.3(b) above shall be made in good faith and subject to fiduciary obligations owed to the corporation and its shareholders.

         Section 2.4. DEALINGS IN GOOD FAITH; BEST EFFORTS. Each Shareholder agrees to act in good faith with respect to the other parties hereto in exercising its rights and discharging its obligation under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized during the Term.

                                   ARTICLE 3.
                THE GIVING OF NOTICES REQUIRED BY THIS AGREEMENT

         Section 3.1. ADDRESSES. The addresses of the Corporation and the Shareholders, which shall be considered to be their last known addresses unless subsequently changed in accordance with the provisions of this Agreement, are as follows:

To the Corporation:                Mansur Industries Inc.
                                   8305 N.W. 27th Street
                                   Suite 107
                                   Miami, Florida 33122
                                   Attn: Paul I. Mansur

with copies to:                    Greenberg Traurig, P.A.
                                   1221 Brickell Avenue
                                   Miami, Florida 33131
                                   Attn: Gary M. Epstein, Esq.

To the Series B Shareholders:      c/o Sanders Morris Harris
                                   3100 Chase Tower
                                   600 Travis Street
                                   Suite 3100
                                   Houston, Texas 77002
                                   Attn:  Bruce R. McMaken

To the Series C Shareholders:      Hanseatic Americas LDC
                                   450 Park Avenue
                                   Suite 2302
                                   New York, New York 10022
                                   Attn: Paul Biddelman

with copies to:                    Krugman & Kailes LLP
                                   Park 80 West - Plaza Two
                                   Saddlebrook, New Jersey 07663
                                   Attn: Howard Kailes, Esq.

To the Series D Shareholders:      At their respective addresses as
                                   listed above.

Any Party may change its address for the purposes of this Agreement by giving notice of such change of address to the other Parties in the manner herein provided for giving notice.

         Section 3.2. FORM OF NOTICE. Any notice or communication hereunder must be in writing, and may be personally delivered or given by reputable overnight courier, or by telecopier. Any notice so given shall be effective upon receipt if personally delivered or telecopied, or one day after delivery to nationally recognized courier for next-day delivery. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

         Section 3.3. FAILURE TO NOTIFY OF CHANGED ADDRESS. It shall be the responsibility of each of the Parties to this Agreement to notify all other Parties of their respective addresses and any changes thereof, and any objections to the performance of any act required hereunder based upon a failure to receive a notice mailed in conformity with the provisions of this Agreement shall be meritless.

                                   ARTICLE 4.
                  TERMINATION OR MODIFICATION OF THE AGREEMENT

         Section 4.1. TERMINATION. This Agreement shall terminate, in whole or in part, in accordance with the following provisions (the period of duration of the applicable provisions of this Agreement to be referred to herein as the "TERM").

         (a) BANKRUPTCY. The Agreement and all provisions hereof shall terminate upon the dissolution of the Corporation or upon the filing of a voluntary or involuntary petition by or against the Corporation under Chapter 7 or Chapter 11 of the Bankruptcy Code upon the appointment of a receiver for the Corporation.

         (b) SALE OF STOCK.

                  (i) Sections 2.2 and 2.3 of this Agreement shall terminate on the date on which (x) the Preferred Shareholders in the aggregate beneficially own less than 50% of the shares of Stock owned by them as of the date hereof or (y) the Preferred Shareholders in the aggregate beneficially own shares of Stock entitling them to cast votes totaling less than 20% of all votes cast by shares of Stock entitled to vote or
         (z) there have occurred one or more Early Conversion Events under
         Section 5(b) of the Certificates of Designation of the Corporation's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to shares totaling in the aggregate at least 50% of the shares of Stock owned by the Preferred Shareholders as of the date hereof.

                  (ii) This Agreement and all provisions hereof shall terminate on the date on which (x) the Preferred Shareholders in the aggregate beneficially own less than 50% of the shares of Stock owned by them as of the date hereof and the Preferred Shareholders in the aggregate beneficially own shares of Stock entitling them to cast votes totaling less than 20% of all votes cast by shares of Stock entitled to vote or
         (y) there have occurred one or more Early Conversion Events under
         Section 5(b) of the Certificates of Designation of the Corporation's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to shares totaling in the aggregate at least 50% of the shares of Stock owned by the Preferred Shareholders as of the date hereof.

         (c) SPECIFIC SHAREHOLDER. This Agreement shall terminate as to any specific Shareholder upon the date such Shareholder ceases to own any shares of Stock

         Section 4.2. MODIFICATION. This Agreement may be modified, in whole or in part, by amendment upon the agreement of a majority of the directors of the Corporation and eighty percent (80%) in voting interest of the signatory Shareholders to this Agreement; provided, however, that no such amendment may create any additional obligation for any Shareholder without his written concurrence.

                                   ARTICLE 5.
                                  MISCELLANEOUS

         Section 5.1. SUCCESSORS. This Agreement shall be binding upon the Parties hereto, their heirs, administrators, successors, executors and assigns, and the Parties hereto do covenant and agree that they themselves and their respective heirs, executors, successors, administrators and assigns will execute any and all instruments, releases, assignments and consents that may be reasonably required of them to more fully execute the provisions of this Agreement. Notwithstanding the foregoing: (i) Mansur shall not assign or transfer any interest in the Corporation (other than sales pursuant to Rule 144 promulgated by the Securities and Exchange Commission including paragraph (k) thereunder, and other than in a public offering pursuant to an effective registration statement) unless the transferee shall agree in writing acceptable to the Required Preferred Shareholders to be bound by the provisions hereof as if Mansur, (ii) the Preferred Shareholders, and any of them, may assign or transfer any interest in the Corporation, including any rights, benefits and privileges under this Agreement, it being acknowledged that no duties or obligations hereunder shall thereby be assumed by any person not controlling, controlled or under common control with such Preferred Shareholder, and (iii) the Corporation may not assign or transfer any rights or obligations hereunder.

         Section 5.2. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one and the same Agreement.

         Section 5.3. HEADINGS. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

         Section 5.4. GOVERNING LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Florida.

         Section 5.5. WAIVER. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party.

         Section 5.6. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the Parties hereto with respect to the transactions contemplated hereby, and it is hereby agreed that any prior oral or written agreements concerning the sale or disposition of Stock shall be null and void.

         Section 5.7. SEVERABILITY. If any provision of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein.

         Section 5.8. SPECIFIC PERFORMANCE. The rights conferred by this Agreement are hereby declared by the Parties hereto to be unique rights, the loss of any of which is not susceptible to monetary quantification. Consequently, the Parties hereto agree that an action for specific performance of the obligations created by this Agreement is a proper remedy for the breach of its provisions. If the Parties to this Agreement are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, they shall be entitled to recover their reasonable attorneys' fees and court costs incurred in enforcing such rights.

         Section 5.9. BUSINESS DAYS. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         IN WITNESS WHEREOF, the Parties to this Agreement have hereunto set their names on this, the 2nd day of May, 2000.

                        SERIES B PREFERRED SHAREHOLDERS:

ENVIRONMENTAL OPPORTUNITIES                ENVIRONMENTAL OPPORTUNITIES FUND II
FUND II, L.P.                              (INSTITUTIONAL), L.P.


By:  Fund II Mgt. Co., LLC                 By:  Fund II Mgt. Co., LLC
     Its General Partner                        Its General Partner


Per: /s/ Bruce R. McMaken                  Per: /s/ Bruce R. McMaken
    -------------------------------            -------------------------------
    Name:  Bruce R. McMaken                    Name:  Bruce R. McMaken
    Title: Manager                             Title: Manager


                        SERIES C PREFERRED SHAREHOLDERS:

HANSEATIC AMERICAS LDC

By:  Hansabel Partners LLC

By:  Hanseatic Corporation

By:  /s/ Paul Biddelman
    -------------------------------
     Name:  Paul Biddelman
     Title: President

                        SERIES D PREFERRED SHAREHOLDERS:

ENVIRONMENTAL OPPORTUNITIES                ENVIRONMENTAL OPPORTUNITIES FUND II
FUND II, L.P.                              (INSTITUTIONAL), L.P.



By:  Fund II Mgt. Co., LLC                 By:  Fund II Mgt. Co., LLC
     Its General Partner                        Its General Partner

Per: /s/ Bruce R. McMaken                  Per: /s/ Bruce R. McMaken
    -------------------------------           -------------------------------
    Name:   Bruce R. McMaken                  Name:   Bruce R. McMaken
    Title:  Manager                           Title:  Manager

HANSEATIC AMERICAS LDC

By:  Hansabel Partners LLC

By:  Hanseatic Corporation

By:  /s/ Paul Biddelman
    -------------------------------
     Name:  Paul Biddelman
     Title: President

MANSUR INDUSTRIES INC.:

By:  /s/ Paul I. Mansur
    -------------------------------
     Name:  Paul I. Mansur
     Title: Chief Executive Officer


/s/ PIERRE MANSUR
-----------------------------------
PIERRE MANSUR

                                    ADDENDUM

         The undersigned Required Preferred Shareholders hereby agree with each other and instruct the Corporation in accordance with Section 2.1(a) of the foregoing agreement that, until further instruction by the Required Preferred Shareholders, the Preferred Shareholder Directors shall be Paul A. Biddelman and Kenneth C. Leung.

         IN WITNESS WHEREOF, the Required Preferred Shareholders have hereunto set their names on this 2nd day of May, 2000.

ENVIRONMENTAL OPPORTUNITIES                  ENVIRONMENTAL OPPORTUNITIES FUND II
FUND II, L.P.                                (INSTITUTIONAL, L.P.)

By:      Fund II Mgt. Co., LLC               By:       Fund II Mgt. Co., LLC


By: /s/ Bruce R. McMaken                     By:  Bruce R. McMaken
   -------------------------------              -----------------------------


HANSEATIC AMERICAS LDC

By:  Hansabel Partners LLC

By:  Hanseatic Corporation

By:  /s/ Paul Biddelman
    -------------------------------